UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2020

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On August 15, 2020, Jill Jene, Ph.D., the former Vice President, Business Development of PDL BioPharma, Inc. (the Company), and the Company entered into a Confidential Severance Agreement and Release of All Claims (the “Agreement”). Under the Agreement, Dr. Jene agreed to a general release of claims in favor of the Company and a covenant not to sue, among other promises. In consideration for the Agreement, including the release of claims and covenants, Dr. Jene will receive a one-time payment of $1,266,443. In addition, Dr. Jene will be retained as a consultant for a four month period following her resignation, which was effective as of August 15, 2020. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this current report filed on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 19, 2020, the Company held its virtual 2020 Annual Meeting of Stockholders. At the annual meeting, the Company’s stockholders: (i) elected each of David W. Gryska and Elizabeth G. O’Farrell to the Company’s Board of Directors (the “Board”) for a term of three years, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020, (iii) approved the liquidation and dissolution of the Company pursuant to the plan of dissolution, (iv) approved an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board, (v) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement and (vi) approved a stockholder proposal to declassify the Board.

Represented in person or by proxy at the annual meeting were 92,899,298 shares of the Company’s common stock, or 81.53% of the total number of shares outstanding as of the record date. The results of the matters submitted to a stockholder vote at the annual meeting were as follows.

1. Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
David W. Gryska	75,312,712	2,628,638	143,307	14,814,641
Elizabeth G. O’Farrell	73,612,667	4,333,396	138,594	14,814,641

2. Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain
92,143,177	546,041	210,080

3. Approve the liquidation and dissolution of the Company (the Dissolution) pursuant to the Plan of Dissolution (the Plan of Dissolution), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution:

For	Against	Abstain	Broker Non-Votes
77,493,370	425,581	165,706	14,814,641

4. Approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors:

For	Against	Abstain	Broker Non-Votes
76,627,065	786,011	671,581	14,814,641

5. Approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
71,182,752	6,310,505	591,400	14,814,641

6. Consider and act upon a stockholder proposal to declassify the Board of Directors, if properly presented at the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
47,924,625	28,538,536	1,621,496	14,814,641

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Confidential Severance Agreement and Release of All Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: August 20, 2020

Exhibit Index

Exhibit No.	Description
10.1	Confidential Severance Agreement and Release of All Claims